UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2007

Fortress International Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51426		20-2027651
(Commission File Number)		(IRS Employer Identification No.)

9841 Broken Land Parkway, Columbia, Maryland		21046
(Address of Principal Executive Offices)		(Zip Code)

(410) 312-9988
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2007, Fortress International Group, Inc. (the “Company”), entered into a definitive Stock Purchase Agreement (the “Agreement”) with Innovative Power Systems Inc. (“IPSI”), Quality Power Systems, Inc., (“QPSI” and collectively with IPSI, the “Power Systems Entities”) and the stockholders of the Power Systems Entities (collectively, the “Sellers”).

Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding capital stock of the Power Systems Entities for the aggregate consideration consisting of (i) $1,747,000 in cash, subject to certain adjustment as provided in the Agreement, (ii) a promissory note (the “Note”) for the aggregate amount of $300,000 payable to Sellers, plus interest accruing at 6% annually from the date of the issuance of the Note (the Note is payable in three years, based on a five-year amortization schedule, as described in Note), (iii) $150,000 worth of shares of common stock of the Company, calculated based on the average of the last reported sale price per share of the Company on the Nasdaq over the 20 consecutive trading days ending on the two trading days prior to the closing, and (iv) additional earn-out amounts if the Power Systems Entities achieve certain targeted earnings for each of the calendar years 2007-2010, as further described in the Agreement.

The issuance of the shares of common stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

In connection with the Agreement and effective on the closing, IPSI entered into two-year employment agreements with each of Messrs. Dan Toland and Wayne Byrd, with an automatic renewal of an additional one year, unless terminated by the Company in advance, Messrs. Toland and Byrd will serve as co-managers of the day-to-day operations of the Power System Entities and each of them will be entitled to a base salary and performance bonus contingent upon achievement of certain earnings targets by IPSI.

The foregoing description of the transactions does not purport to be a complete statement of the parties’ rights and obligations under the relevant agreements and are qualified in their entirety by reference to the full text of the Agreement. A copy of the Agreement is attached as an exhibit to this Form 8-K and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities issued in the acquisition is hereby incorporated by reference.

Item 8.01.  Other Events

On September 25, 2007, the Company issued a press release announcing the completion of the transaction contemplated by the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
10.1
Stock Purchase Agreement dated September 24, 2007 between Innovative Power Systems Inc., the Stockholders of Innovative Power Systems Inc., Quality Power Systems, Inc., the Stockholders of Quality Power Systems, Inc., and the Company.

99.1	Press Release of the Company dated September 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FORTRESS INTERNATIONAL GROUP, INC.
(Registrant)

Date: September 27, 2007	By:	/s/ Thomas P. Rosato
Thomas P. Rosato
Chief Executive Officer